Exhibit 10.1

FOURTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Fourth Amendment” or this “Amendment”) is entered into as of April 3, 2017, by and among HERCULES FUNDING II LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature page hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, “Agent”), with reference to the following facts, which shall be construed as part of this Fourth Amendment:

RECITALS

A. Borrower, Lenders and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 29, 2015, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 16, 2015, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of March 8, 2016, and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of April 7, 2016 (as amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders and Agent are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B. Borrower, Lenders and Agent have agreed to enter into this Fourth Amendment to amend certain provisions of the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1. Ratification of Existing Loan Documents. Each of the parties acknowledges, confirms, and ratifies the provisions of the Loan Agreement and the other Loan Documents, which shall be unmodified and shall continue to be in full force and effect in accordance with their terms except as expressly provided under this Fourth Amendment.

2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

2.1 Addition of New Definitions. Section 1.1 of the Loan Agreement is amended by adding in appropriate alphabetical order the following new definitions:

“Fourth Amendment” means the Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of April 3, 2017, by and among Lenders, Agent and Borrower.

“Fourth Amendment Closing Date” means April 3, 2017.

“Hercules Funding III” means Hercules Funding III, LLC, a Delaware limited liability company, or any successor thereto.

“Union Bank Facility” means the credit facility evidenced by that certain Loan and Security Agreement, dated as of May 5, 2016, by and among Hercules Funding III, the lenders party thereto from time to time, and MUFG Union Bank, N.A., as Arranger and Administrative Agent, as amended, modified or supplemented from time to time, as well as any Indebtedness that refinances such credit facility.

2.2 Amendment to Cash Management. Section 2.6(b) of the Loan Agreement is amended by deleting the following existing text of clause (iii) thereof:

(iii) it will forward, by an automatic daily sweep, all amounts in the applicable Cash Management Account to the Agent’s Account and replacing it with the following amended and restated version thereof:

(iii) it will forward, by an automatic daily sweep, all amounts in the applicable Cash Management Account to the Agent’s Account (except that if Agent agrees to the establishment of a separate Cash Management Account for Collections from Notes Receivable in which Borrower has sold a participating interest, the Cash Management Agreement shall require that all disbursements from such Cash Management Account shall require the authorization of Agent)

2.3 Amendment to Monthly Financial Reporting. Section 6.3(a) of the Loan Agreement is amended by deleting the following existing text at the beginning of Section 6.3(a):

(a) as soon as available, but in any event within thirty (30) days after the end of each fiscal month of Borrower, and replacing it with the following amended and restated version thereof:

(a) as soon as available, but in any event within thirty (30) days after the end of each of the first two fiscal months of each fiscal quarter of Borrower,

2.4 Amendment to Events of Default. Section 8.9 of the Loan Agreement is amended by deleting the existing text thereof and replacing it with the following amended and restated version thereof:

8.9 If there is (a) a default by Borrower, HTGC, or any of their respective Subsidiaries as borrowers or obligors under any Subordinated Debt or any agreement for borrowed money (i) in an aggregate principal amount in excess of $250,000, in the case of such a default by Borrower or any of its Subsidiaries, (ii) by Hercules Funding III (or any successor borrower or obligor under the Union Bank Facility) under the Union Bank Facility, or (iii) in an aggregate principal amount in excess of $1,000,000, in the case of such a default by HTGC or any of its Subsidiaries other than Borrower or Hercules Funding III (or any successor borrower or obligor under the Union Bank Facility), and (b) such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the obligations thereunder of Borrower or any of its Subsidiaries, Hercules Funding III (or any successor borrower or obligor under the Union Bank Facility), or HTGC or any of its Subsidiaries other than Borrower or Hercules Funding III (or any successor borrower or obligor under the Union Bank Facility), to terminate such agreement, or to refuse to renew such agreement in accordance with any automatic renewal right therein;

3. Conditions Precedent. Notwithstanding any other provision of this Fourth Amendment, this Fourth Amendment shall be of no force or effect, and Lenders and Agent shall not have any obligations hereunder, unless and until each of the following conditions have been satisfied:

3.1 Receipt of Executed Fourth Amendment. Agent shall have received this Fourth Amendment, duly executed by Borrower, Lenders constituting Required Lenders, and Agent; and

3.2 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

4. Representations and Warranties Regarding Loan Agreement. Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and are true and correct in all material respects as of the Fourth Amendment Closing Date, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, in which case such representation or warranty was true and correct as of such earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Loan Agreement. Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this Fourth Amendment, that constitutes or would constitute a Default or an Event of Default.

5. Miscellaneous.

5.1 Headings. The various headings of this Fourth Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Fourth Amendment or any provisions hereof.

5.2 Counterparts. This Fourth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Fourth Amendment by either (i) facsimile transmission or (ii) electronic transmission in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF), shall be effective as delivery of a manually executed counterpart thereof.

5.3 Interpretation. No provision of this Fourth Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

5.4 Complete Agreement. This Fourth Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5 GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6 Effect. Upon the effectiveness of this Fourth Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

5.7 Conflict of Terms. In the event of any inconsistency between the provisions of this Fourth Amendment and any provision of the Loan Agreement, the terms and provisions of this Fourth Amendment shall govern and control.

5.8 No Novation or Waiver. Except as specifically set forth in this Fourth Amendment, the execution, delivery and effectiveness of this Fourth Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or Lenders under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan

Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Amended and Restated Loan and Security Agreement as of the day and year first above written.

HERCULES FUNDING II LLC, a Delaware limited liability company, as Borrower

By:	/s/ Mark R. Harris
Name:	Mark R. Harris
Title:	Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as Agent and a Lender

By:	/s/ Virginia H. Brown
Name:	Virginia H. Brown
Title:	Senior Vice-President

ALOSTAR BANK OF COMMERCE, as a Lender

By:	/s/ Edward Carpenter
Name:	Edward Carpenter
Title:	Director

EVERBANK COMMERCIAL FINANCE, INC., as a Lender

By:	/s/ Ed McGugan
Name:	Ed McGugan
Title:	Managing Director